                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K/A1


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          November 11, 1997
                            Date of Report
                  (Date of Earliest Event Reported)

                 UNITED STATES MINING & EXPLORATION, INC.
       (Exact Name of Registrant as Specified in its Charter)

     Utah                  0-22851              87-0401942B
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)


                    13212 N.E. 16th Street, #311
                     Bellevue, Washington 98005
           (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                        (425) 643-0777


                      5525 South 900 East, Suite 110
                       Salt Lake City, Utah 84117
      (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.

          (a) Pursuant to a Reorganization Agreement (the "Plan") dated October 31, 1997, and deemed to have been closed as of November 11, 1997, between the Registrant; Global Digital Information, Inc., a Washington corporation ("GDI"), and certain stockholders (all but four of these stockholders were "accredited investors" as that term is defined under applicable securities laws, rules and regulations) and an option holder of GDI (sometimes collectively called the "GDI Stockholders"), the GDI Stockholders became the controlling stockholders of the Registrant in a transaction viewed as a reverse acquisition, and the Registrant became a 96.3%-owned subsidiary of GDI. The Plan was treated as a recapitalization of the Registrant for accounting purposes.

          The Plan was adopted, ratified and approved by the Board of Directors of the Registrant at a special meeting held on October 31, 1997, and adjourned to November 3, 1997.

          The former principal stockholders of the Registrant and their percentage of ownership of the outstanding voting securities of the Registrant prior to the completion of the Plan were: Sheryl Ross, former President and Director, owned no shares of the Registrant; Wayne R. Bassham, former Secretary/Treasurer and Director, owned 240 pre-split shares; Jenson Services, Inc., a financial consultant and principal stockholder of the Registrant, owned 249,188 pre-split shares or 50.7%; and Hubert and Sharon Lambert, principal stockholders of the Registrant, owned 198,569 pre-split shares or 40.4%

          The source of the consideration used by GDI and the GDI Stockholders to acquire their respective interests in the Registrant was the exchange of 93.7% of the outstanding common stock (or an option to acquire common stock as regards the option holder) of GDI pursuant to the Plan.

          The basis of the "control" by the GDI Stockholders is stock ownership. See the table below under Paragraph (b) of this Item.

          Pursuant to the Plan, the Registrant was required:

          1. To exchange 8,500,000 "unregistered" and "restricted" post-split shares of the Registrant, pro rata, in exchange for all of the outstanding shares of common stock of GDI (only 96.3% of the GDI stockholders have currently executed and delivered a copy of the Plan); and to exchange an option to acquire 50,000 shares of common stock of the Registrant for an option to acquire 50,000 shares of common stock of GDI, on like terms and conditions;

          2. To effect a forward split of the outstanding common stock of the Registrant on the basis of two shares for each one share owned, increasing the 491,314 pre-Plan outstanding shares of the Registrant to 982,628 shares;

          3. To issue 440,962 "unregistered" and "restricted" shares pursuant to Regulation S in consideration of $52,500 (Schedule D to the Plan);

          4. To adopt a written compensation agreement (the Consultant's Compensation Agreement No. 1 [the "Plan"]) pursuant to which two individual consultants, including one of its attorneys (collectively, the Consultants), were granted options to acquire an aggregate total of 276,410 shares of common stock of the Registrant at an exercise price of $0.01 per share as outlined in Schedule D to the Plan. The Registrant filed an S-8 Registration Statement covering the shares underlying these options on or about November 5, 1997. A copy of the Plan was filed as an exhibit to the Registration Statement. Such Registration Statement shall be deemed to have been incorporated herein by reference; and

          5. Following resignations, in seriatim, of the directors and executive officers of the Registrant, the designation and election, in seriatim, of Jeffery Beneson, Jose-Luis Riesco, Morris Gorelick and David D. Meunier, as directors and executive officers of the Registrant, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignation or termination. These persons served in these same capacities for GDI prior to the completion of the Plan. Resumes of these persons are included below under the caption "Management" of Item 2.

          96.3% of the GDI Stockholders and the option holder have adopted, ratified and approved the Plan; however, the Registrant anticipates receiving the approval of 100% of the GDI stockholders and will continue to accept ratification by the remaining stockholders under the same terms and conditions.

          Taking into account the shares issued to the GDI Stockholders, the shares issued pursuant to Schedule D to the Plan and the two for one forward split, there were 10,200,000 outstanding shares of common stock of the Registrant on the completion of the Plan.

          A copy of the Plan, including any material exhibits and related instruments, accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7.

          (b) The following table contains information regarding shareholdings of the Company's directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common stock, after taking into account the completion of the Plan:

                                             Amount and Nature        Percent
                                               of Beneficial            of
     Name                    Title               Ownership             Class


Jeffrey Beneson             President and         675,000               6.6%
                            Director

Jose-Luis Riesco            Director              350,000               3.4%

Morris Gorelick             Director              285,000               2.8%

David D. Meunier            Director              289,618               2.8%

Technologie Information     Shareholder         1,000,000               9.8%
Systems, Ltd.

All directors and executive                     1,599,618              15.7%%
officers as a group (4)


                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNITED STATES MINING & EXPLORATION, INC.




Date: 12/10/97                  By:/s/Jeffrey Beneson
     ---------                  ----------------------
                                Jeffrey Beneson
                                President and Director